UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement Under the Securities Act of 1933

Novation Companies, Inc.

Exact name of registrant as specified in its charter

Maryland	74-2830661
State or other jurisdiction of incorporation or organization	IRS Employer Identification Number

9229 Ward Parkway, Suite 340 Kansas City, MO	64114
Address of Principal Executive Offices	Zip Code

2015 Incentive Stock Plan
Full Title of the Plan

David W. Pointer Chief Executive Officer Novation Companies, Inc. 9229 Ward Parkway, Suite 340 Kansas City, MO 64114 (816) 237-7000
Name, Address and Telephone Number of Agent for Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered [1]	Proposed Maximum Offering Price per Share [2]	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,926,211	$0.028	$109,934	$14.27

[1]	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

[2]	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low sales price per share of the common stock of the Registrant as reported on the OTC Pink Open Market on September 16, 2020.

EXPLANATORY NOTE

Novation Companies, Inc. (the “Company,” “Novation,” “we,” or “us”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 3,926,211 shares of our common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to our 2015 Incentive Stock Plan (as amended, the “2015 Incentive Plan”). We previously registered (i) 5,397,974 shares of Common Stock issuable in the aggregate under both the 2015 Incentive Plan and our Amended and Restated 2004 Incentive Stock Plan (as amended, the “A&R 2004 Plan”) in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on August 7, 2015 (Registration No. 333-206184), (ii) 3,500,000 shares of Common Stock issuable under the A&R 2004 Plan in a Registration Statement on Form S-8 filed with the SEC on June 19, 2014 (Registration No. 333-196909) and (iii) 2,500,000 shares of Common Stock issuable under the NovaStar Financial, Inc. 2004 Incentive Stock Plan (the “NovaStar 2004 Plan”) in a Registration Statement on Form S-8 filed with the SEC on June 30, 2004 (Registration No. 333-116998). Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to our 2015 Incentive Plan, A&R 2004 Plan and NovaStar 2004 Plan, and all periodic reports that we filed after such registration statements to maintain current information about us, are hereby incorporated by reference.

This registration statement includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used by selling shareholders for reoffers and resales of our Common Stock acquired pursuant to our employee benefit plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

12,170,952 SHARES OF COMMON STOCK

NOVATION COMPANIES, INC.

This prospectus relates to the reoffer and resale from time to time of up to 12,170,952 shares of common stock, par value $0.01 per share (“Common Stock”), of Novation Companies, Inc. (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the OTC Pink Open Market under the symbol “NOVC”. On September 16, 2020, the closing price for our Common Stock as reported by the OTC Pink Open Market was $0.028.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-2 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2020.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

Novation Companies, Inc. and its subsidiaries (the “Company”, “we”, “us”, or “our”) through our wholly-owned subsidiary Healthcare Staffing, Inc. acquired on July 27, 2017, provides outsourced health care staffing and related services in the State of Georgia. We also previously owned a portfolio of mortgage securities which generated earnings to support on-going financial obligations through the end of 2018. The mortgage securities were sold during 2018 for a total of $13 million.

Our common stock, par value $0.01 per share, is traded on the OTC Pink Open Market under the symbol “NOVC”. Our website is www.novationcompanies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Novation Companies, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider all of the information set forth in this Prospectus, the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the risk factors and other information in the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders”. All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 12,170,952 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our employee benefit plans. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of September 18, 2020, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o Novation Companies, Inc., 9229 Ward Parkway, Suite 340, Kansas City, MO 64114.

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			Shares Beneficially Owned After the Offering
Name	Number of Shares Beneficially Owned	Number of Shares to be Offered for Resale	Number	Percentage [1]
David W. Pointer	3,000,000	3,000,000	—	—
Carolyn K. Campbell	565,000	565,000	—	—
Barry A. Igdaloff	5,939,286	5,939,286	—	—
Howard M. Amster	500,000	500,000	—	—
Lee D. Keddie	1,333,333	1,333,333	—	—
Howard T. Eriksen	1,333,333	833,333	500,000	*
*	Less than 1%
1.	Based on 114,655,893 shares of Common Stock outstanding as of September 18, 2020. Shares of Common Stock issuable upon exercise of options, warrants or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus for the selling shareholders listed in the table set forth under the caption “Selling Shareholders”. We will bear all expenses in connection with the preparation of this prospectus. The selling shareholders will bear all expenses associated with the sale of the shares of Common Stock. We will not receive any of the proceeds from the offering or sale of the selling shareholders’ shares of Common Stock.

The selling shareholders may offer their shares of our Common Stock directly or through pledgees, donees, transferees or other successors-in-interest in one or more of the following transactions:

•	On any stock exchange on which the shares of Common Stock may be listed at the time of sale;
•	In negotiated transactions;
•	In the over-the-counter market; and
•	In a combination of any of the above transactions.

The selling shareholders may offer their shares of Common Stock at any of the following prices:

•	Fixed prices that may be changed;
•	Market prices prevailing at the time of sale;
•	Prices related to such prevailing market prices; and
•	At negotiated prices.

Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We have advised the selling shareholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus.

Our Common Stock is traded on the OTC Pink Open Market under the symbol “NOVC”.

The selling shareholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

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Any broker-dealer acquiring shares of Common Stock from the selling shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTC Pink Open Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling shareholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling shareholders and applicable transfer taxes, are payable by the selling shareholders.

The selling shareholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares of Common Stock. The selling shareholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of Common Stock under the laws of any country other than the United States. To comply with certain states’ securities laws, if applicable, the selling shareholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for us by Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019.

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EXPERTS

Boulay PLLP, our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2019 and 2018, and for the years then ended, contained in our Annual Report on Form 10-K for the year ended December 31, 2019. These financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on the reports given by such independent accounting firm upon its authority as an expert in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, we have been advised that the SEC’s opinion is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION BY REFERENCE

The following documents we filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 13, 2020;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020; and

4.	The description of our Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020.

Additionally, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Novation Companies, Inc.

9229 Ward Parkway, Suite 340

Kansas City, MO 64114

Attention: Chief Financial Officer

(816) 237-7000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8, including exhibits and schedules, under the Securities Act, with respect to the shares of our Common Stock to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.novationcompanies.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents we filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 13, 2020;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020; and

4.	The description of our Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020.

Additionally, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The charter of the Registrant requires it, to the full extent required or permitted by Maryland law, to indemnify (a) its present and former directors and officers, whether serving the Registrant or at its request any other entity, including the advance of expenses under the procedures and to the full extent permitted by law and (b) other employees and agents to such extent as shall be authorized by the Board of Directors or the Registrant’s bylaws and be permitted by law. The bylaws of the Registrant establish certain procedures for indemnification and advancement of expenses pursuant to Maryland law and the Registrant’s charter.

The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity or in the defense of any claim, issue or matter in the proceeding, against reasonable expenses incurred by him or her in connection with the proceeding, claim, issue, or matter in which he or she has been successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

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The Registrant has entered into indemnification agreements with certain of its directors and officers. Under the indemnification agreements, the Registrant will indemnify each indemnitee to the maximum extent permitted by Maryland law for liabilities and expenses arising out of the indemnitee’s service to the Registrant or other entity for which such indemnitee is or was serving at the request of the Registrant. The indemnification agreements also provide (a) for the advancement of expenses by the Registrant, subject to certain conditions, (b) a procedure for determining an indemnitee’s entitlement to indemnification and (c) for certain remedies for the indemnitee. In addition, the indemnification agreements require the Registrant to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Registrant’s Board of Directors.

The Registrant maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by the Registrant. The effect of these insurance policies is to indemnify any directors or officers of the Registrant against expenses, judgments, attorneys’ fees and other amounts paid in settlements incurred by a director or officer upon a determination that such person acted in accordance with the requirements of such insurance policy.

Item 7. Exemption from Registration Claimed.

A total of 2,540,815 shares of Common Stock that may be reoffered or resold pursuant to the reoffer prospectus included with this registration statement were issued to the selling shareholders under the 2015 Incentive Plan in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act in transactions not involving a public offering.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	2015 Incentive Stock Plan, as amended
5.1	Opinion of Olshan Frome Wolosky LLP
23.1	Consent of Boulay PLLP
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

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Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 21, 2020.

NOVATION COMPANIES, INC.

By:	/s/ David W. Pointer
Name:	David W. Pointer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Pointer and Carolyn K. Campbell and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David W. Pointer
David W. Pointer	Chief Executive Officer (principal executive officer)	September 21, 2020

/s/ Carolyn K. Campbell
Carolyn K. Campbell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 21, 2020
/s/ Howard M. Amster
Howard M. Amster	Director	September 21, 2020

/s/ Howard T. Eriksen
Howard T. Eriksen	Director	September 21, 2020

/s/ Barry A. Igdaloff
Barry A. Igdaloff	Director	September 21, 2020

/s/ Lee D. Keddie
Lee D. Keddie	Director	September 21, 2020

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